Registration No. 333-_______

As filed with the Securities and Exchange Commission on July 8, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________________

NATIONAL TECHNICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	24007 Ventura Boulevard, Suite 200 Calabasas, California, 91302 (818) 591-0776 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	95-4134955 (I.R.S. Employer Identification Number)

Raffy Lorentzian
Senior Vice President and Chief Financial Officer
National Technical Systems, Inc.
24007 Ventura Boulevard, Suite 200
Calabasas, California, 91302
(818) 591-0776
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:
James A. Mercer III, Esq.
Edwin Astudillo, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, CA 92130
(858) 720-7469

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, no par value	933,333	$6.68	$6,234,664.44	$723.84
Common Stock, no par value, underlying warrants	300,000	$6.68	$2,004,000.00	$232.67
Total	1,233,333	$6.68	$8,238,664.44	$956.51

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act, based upon the arithmetic mean of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on July 6, 2011.

__________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JULY 8, 2011

National Technical Systems, Inc.

1,233,333 SHARES
COMMON STOCK

__________________

This prospectus may be used only for the sale or other disposition of up to 1,233,333 shares of our common stock, no par value per share, by the selling shareholders identified beginning on page 7 of this prospectus.

The selling shareholders will receive all of the proceeds from the sale or other disposition of the shares of common stock that may be sold under this prospectus.  We have agreed with the selling shareholders to pay the expenses incurred in registering the shares, including legal and accounting fees.

The selling shareholders may sell or otherwise dispose of the shares of common stock described in this prospectus in public or private transactions, on or off the Nasdaq Global Market, at prevailing market prices, or at privately negotiated prices.  The selling shareholders may sell shares directly to purchasers or through brokers or dealers.  Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders.  See the section entitled “Plan of Distribution” beginning on page 8 of this prospectus.

Our common stock is quoted on the Nasdaq Global Market under the symbol “NTSC.”  On July 6, 2011, the last reported sale price for our common stock on the Nasdaq Global Market was $6.70 per share.

An investment in our common stock involves a high degree of risk.  See the heading “Risk Factors” commencing on page 2 of this prospectus for a discussion of these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2011

__________________

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus.  Neither we nor the selling shareholders have authorized anyone to provide you with additional or different information.  The selling shareholders are not making an offer of these securities in any jurisdiction where the offer is not permitted.  You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to National Technical Systems, Inc., a California corporation.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR IN DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.  BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES IN THIS OFFERING.  YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.

General

We are a leading provider of engineering and testing services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a broad network of resources, we provide full product life-cycle support, offering advanced design engineering, compliance, testing, certification, quality registration and program management.

Our company was founded in 1961, incorporated in 1968 in California and subsequently reincorporated in Delaware in 1987 to serve as a holding company for our subsidiaries. On January 31, 1997, our company was merged into a newly formed California corporation named National Technical Systems, Inc.

Shares of our common stock are quoted on the Nasdaq Global Market under the symbol “NTSC.”

Principal Executive Office

Our principal executive office is located at 24007 Ventura Boulevard, Suite 200, Calabasas, California, 91302, and our telephone number is (818) 591-0776.  Our principal website can be accessed at http://www.ntscorp.com/.  None of the information on any of our websites forms a part of this prospectus.

The Offering

Issuer	National Technical Systems, Inc.

Selling Shareholder:	Mill Road Capital, L.P., who purchased 933,333 shares of our common stock and a warrant to purchase up to 300,000 shares of our common stock from us in a private placement in June 2011.

Securities offered by Selling Shareholder:
1,233,333 shares of our common stock, 300,000 of which are issuable upon the exercise of a warrant held by the selling shareholder.  The issuance of these shares and the warrant are described under the heading “Issuances of Securities to Selling Shareholders,” commencing on page 6 of this prospectus.

Use of proceeds	We will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by the selling shareholder.

Risk Factors
An investment in our common stock involves a high degree of risk.  See "Risk Factors" beginning on page 2 for a discussion of certain factors that you should consider when evaluating an investment in our common stock.

NASDAQ Global Market symbol	NTSC

RISK FACTORS

An investment in our company involves a high degree of risk.  In addition to the other information included in this prospectus, you should carefully consider the following risk factors in determining whether or not to purchase the shares of common stock offered under this prospectus.  You should consider these matters in conjunction with the other information included or incorporated by reference in this prospectus.  Our results of operations or financial condition could be seriously harmed, and the trading price of our common stock may decline due to any of these or other risks.

This prospectus contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance.  Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements due to various factors.  The accompanying information contained in this prospectus, including the information set forth below, identifies important factors that could cause these differences.  See “Special Note Regarding Forward-Looking Statements” on page 5.

Risks Related to Our Business

We face competition that can impact our company’s ability to obtain contracts and negatively impact future revenues and growth prospects.

We face competition from both our company’s customers’ and competitors.  Some customers have their own in-house testing laboratories. For government related work, we also compete with the U.S. Government’s own testing laboratories. If customers increase utilization of existing in-house testing laboratories or expand their own internal testing capacity and capabilities, the amount of work outsourced to us could decrease.

We may also encounter increased competition from other conformity assessment organizations that may be more specialized and able to concentrate their resources on particular areas.  To remain competitive we must consistently provide superior service and performance on a cost-effective basis to our customers.

We may fail to attract, train and retain a qualified workforce, including our management team, which would adversely affect our ability to execute our strategy.

To remain competitive, we must be able to respond effectively to technological changes and be able to hire, train and retain highly skilled sales, engineering and technical personnel. Any failure to do this could impair our ability to perform our contractual obligations efficiently and timely and to meet our customers’ needs and win new business, which could adversely affect our future results.

We may pursue or complete acquisitions which represent additional risk and could impact future financial results.

Our growth strategy includes the likelihood of future acquisitions.  Acquisitions involve a number of risks including risks associated with the integration of the operations of the acquired company with our operations.  We may not anticipate all liabilities or contingencies related to an acquired company during our diligence process prior to any acquisition.  We cannot ensure that the expected benefits of any future acquisitions will be realized.  Costs could be incurred on pursuits of proposed acquisitions that have not yet or may not close which could significantly impact our future results.

Additionally, after acquisitions are made, unforeseen issues could arise which would adversely affect anticipated future cash flows, causing impairment to goodwill and other intangible assets. Total goodwill and intangible assets account for approximately $31 million or 24% of our total assets as of January 31, 2011.  An impairment charge could negatively impact our future earnings.

The use, handling or disposal of hazardous substances could expose our company to potentially significant liabilities.

Our operations sometimes involve the use, handling or disposal of hazardous substances.  We are subject to various federal, state, local and foreign government requirements regulating the discharge of materials into the environment or otherwise relating to the protection of the environment. Despite our efforts to comply with these requirements, some risk of environmental impact is inherent in some of our operations, as it is with other companies engaged in similar businesses. Failure to comply with regulations could result in civil, criminal, administrative or contractual sanctions, including fines and penalties.

Business disruptions caused by natural disasters and other crises could adversely affect our profitability.

We have significant operations located in regions of the United States that may be exposed to earthquakes and other natural disasters, such as hurricanes, tornadoes, blizzards, flooding, wildfires or lightning strikes.  Our California facilities, including our principal executive offices, are located near major earthquake fault lines. A major earthquake or any other natural disaster in a region near any of our facilities could materially and adversely affect our business.  Our business could also be disrupted by pandemics and other national or international crises.  The damage and disruption to our business resulting from any of these events may be significant.  If our insurance is not sufficient to recover all costs, including loss of revenues from sales to customers, we could experience a material adverse impact to our future results.

We may not be able to procure sufficient insurance to cover operational and contractual risks.

We may not have sufficient insurance to cover operational and contractual risks.  There is also a risk that commercially available insurance will not continue to be available to us at a reasonable cost.  While we feel that we have adequate insurance coverage, if liability claims were to exceed our current available insurance coverage, future earnings could be negatively impacted.

Disruptions or failures in our management information systems could adversely affect business.

We are currently undergoing a conversion to a new Enterprise Resource Planning (ERP) System.  Any system or service disruptions, including those caused by projects to improve our information technology systems, if not anticipated and appropriately mitigated, could have a material impact on operation and accounting functions, such as quoting jobs, billing customers for work completed, collecting amounts that are owed to our company, and preparing timely and accurate financial reports.

A decline in the U.S. government defense budget could negatively impact our future revenues.

We have experienced significant growth in recent years, partly due to domestic and worldwide political and economic developments that have positively affected the markets for defense and advanced technology systems. Homeland security and defeating terrorism have been among the Department of Defense’s main initiatives. A slowing in defense spending due to political or budget shifts will put downward pressure on our revenues and gross margins. Current spending levels for defense related programs by the U.S. government may not be sustainable and future levels of spending may fail to increase or may decrease.  An overall decline in the U.S. government defense budget would negatively impact future earnings.

Adverse general economic and market conditions could cause decreases in our revenues and earnings.

We are subject to the effects of general economic and market conditions (including economic disruption caused by terrorist acts).  A severe and/or prolonged economic downturn or a negative or uncertain political climate could adversely affect our operating results and financial condition.  In addition, any decreased collectability of accounts receivable, whether resulting from customer bankruptcies or otherwise due to the current economic conditions, could negatively impact future earnings.

Our earnings and profit may be adversely impacted by failure to accurately estimate and manage costs, time and resources.

We derive revenues from various types of contracts, including fixed price, cost reimbursement and time and materials contracts.  To the extent management does not accurately forecast the level of effort required to complete a contract, or individual tasks within a contract, and we are unable to negotiate additional billings with a customer for cost over-runs, we may incur losses on individual contracts.

Adverse judgments or settlements in legal disputes could require us to pay potentially large damage awards, which would adversely affect cash balances and profitability.

We are subject to a variety of litigation or other claims and suits that arise from time to time in the ordinary course of our business.  Adverse judgments or settlements could result in significant monetary damages.  If our insurance is not sufficient to recover all costs, including related legal expense, there could be a negative impact to our cash balance and profitability.

Our credit facility contains restrictive covenants that could limit our ability to pursue our business strategies.

If we do not meet our covenants under our credit facility, the banks may not advance additional borrowings and may require us to pay down outstanding loans.  If this occurred, it would limit our ability to pursue our acquisition strategy, limit capital expenditures and would negatively impact our overall performance.

Our failure to secure registration of the common stock we agreed to register in connection with our June 2011 financing and to maintain such registration could result in monetary damages.

Under the terms of the registration rights agreements we entered into in connection with our June 2011 financing, we agreed to file a registration statement covering the resale of the shares of common stock and the shares issuable upon the exercise of the warrant we sold in such financing by July 27, 2011, to have such registration statements declared effective by the earlier of (a) five business days after the Securities and Exchange Commission, or the SEC, has informed us that no review of the registration statement will be made or that the SEC has no further comments on the registration statement or (b) October 25, 2011, and to maintain the effectiveness of such registration statement to permit the resale of all of the shares of common stock we agreed to register for resale.  The registration rights agreement contains penalty provisions in the event that we fail to comply with the foregoing. In the event of any such failure, Mill Road Capital, L.P. will be entitled to liquidated damages in the amount of $0.075 per share covered by the registration statement, not to exceed $420,000, payable within three business days of the last day of each 30-day period following such breach.

Risks Related to Ownership of Our Common Stock

Stock price devaluation could significantly impact our ability to raise capital.

A decrease in our stock price would make it more difficult for our company to raise capital through equity financing, which could impact our growth strategy.

We are currently prohibited from paying dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

The terms of our credit facility and the terms of the securities purchase agreement we entered into in connection with our June 2011 financing each currently prohibit us from declaring or paying dividends. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

Our board of directors has the right to issue additional shares of common stock or preferred stock, without shareholder consent, which could have the effect of creating substantial dilution or impeding or discouraging a takeover transaction.

Pursuant to our articles of incorporation, our board of directors may issue additional shares of our common or preferred stock.  Any additional issuance of such stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our shareholders would receive a premium over the market price for their shares, thereby protecting the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, our board of directors was to determine that a takeover proposal was not in the best interest of our company or our shareholders, shares could be issued by our board of directors without shareholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by (i) diluting the voting or other rights of the proposed acquirer or insurgent shareholder group; (ii) putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or  (iii) effecting an acquisition that might complicate or preclude the takeover.

Anti-takeover provisions could make it more difficult for a third-party to acquire our company.

We adopted a shareholders rights plan which is intended to protect our company and our shareholders from efforts to obtain control of our company that are inconsistent with the best interests of our company and our shareholders. The rights will be exercisable 10 days following the earlier of the public announcement that a shareholder has acquired 15% or more of our common stock (or 20% or more in the case of Mill Road Capital, L.P.) without approval of our board of directors and the announcement of a tender offer which results in the ownership of 15% or more of our common stock (or 20% or more in the case of Mill Road Capital, L.P.).  The rights also will become exercisable if a person or group that already owns 15% or more of our common stock, without approval of our board of directors, acquires any additional shares (other than pursuant to our employee benefit plans). If the rights become exercisable, all rights holders (other than the person triggering the rights) will be entitled to acquire securities in our company at a 50% discount.

The rights will trade with our common stock, unless and until they are separated upon the occurrence of certain future events.  The rights expire September 20, 2020, unless redeemed for $0.001 per right or exchanged earlier by our board of directors.  Our board of directors may terminate the shareholder rights plan prior to the time the rights are triggered.

Because the rights may substantially dilute the stock ownership of a person or group attempting to take over our company without the approval of our board of directors, the rights plan could make it more difficult for a third-party to acquire our company or a significant percentage of our outstanding capital stock, without first negotiating with our board of directors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus that are not statements of historical fact are forward-looking statements.  These statements relate to our future plans, objectives, expectations and intentions.  You may generally identify these statements by the use of words such as “expect,” “anticipate,” “may,” “might” and similar expressions.

You should not place undue reliance on our forward-looking statements.  You should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in the section entitled “Risk Factors” beginning on page 2 and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements express or implied by these forward-looking statements.  The information in this prospectus speaks only as of the date of this prospectus and the information incorporated herein by reference speaks only as of its date.  Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by the selling shareholders under this prospectus.

ISSUANCES OF SECURITIES TO SELLING SHAREHOLDERS

On June 27, 2011, we entered into a securities purchase agreement with Mill Road Capital, L.P., or Mill Road, pursuant to which in exchange for $14 million, we issued to Mill Road: (i) 933,333 shares of our common stock; (ii) a 5-year 15% subordinated note in the original principal amount of $7 million, which we sometimes refer to as the Mill Road subordinated note; and (iii) a warrant to purchase up to 300,000 shares of our common stock.  The warrant has a term of seven-years and an exercise price of $0.75 per share, subject to adjustment, for dividends, subdivisions, or combinations of our shares of common stock and similar transactions.  The financing resulted in net proceeds to us of $13.2 million, after deducting fees and expenses.  We sometimes refer to the financing as our June 2011 financing.

Mill Road represented to us that it was acquiring the securities for investment purposes only and with no present intention of distributing such shares, except in compliance with all applicable securities laws.  In addition, Mill Road has represented to us that it is an “accredited investor,” as that term is defined in Rule 501 under the Securities Act of 1933, or the Securities Act.

In connection with our June 2011 financing, we entered into a registration rights agreement with Mill Road, pursuant to which we agreed to file a registration statement, of which this prospectus is a part, with the SEC for the resale of the 933,333 shares of our common stock and the 300,000 shares of our common stock issuable to Mill Road upon exercise of the warrant we issued to Mill Road in our June 2011 financing.  The registration rights agreement contains penalty provisions if (i) we fail to file such registration statement before July 27, 2011, (ii) we fail to secure the effectiveness of the registration statement by the earlier of (a) five business days after the SEC has informed us that no review of the registration statement will be made or that the SEC has no further comments on the registration statement or (b) October 25, 2011, or (iii) we fail to maintain the effectiveness of such registration statement to permit the resale of all of the shares of common stock we agreed to register for resale.  In the event of any such breach, Mill Road will be entitled to liquidated damages in the amount of $0.075 per share covered by the registration statement, not to exceed $420,000, payable within three business days of the last day of each 30-day period following such breach.  We also agreed to use our best efforts to cause the registration statement to become and remain effective until each of the shares eligible for registration have been sold either pursuant to a registration statement or pursuant to Rule 144 promulgated under the Securities Act.

Under the terms of the securities purchase agreement we entered into with Mill Road in connection with our June 2011 financing, for so long as Mill Road beneficially owns 5% or more of the outstanding shares of our common stock, we agreed to appoint a person designated by Mill Road to our board of directors.

SELLING SHAREHOLDERS

We are registering for sale or other disposition shares of our common stock held by the selling shareholder identified in the table below.  The term “selling shareholders” includes the shareholder listed in the table below and its transferees, pledgees, donees or other successors.

The selling shareholders may sell some, all or none of their shares. We do not know how long the selling shareholders will hold the shares offered hereunder before selling them. We currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares by them other than the registration rights agreement referenced above. The shares offered by this prospectus may be offered from time to time by the selling shareholders.

Each of the selling shareholders that is affiliated with a registered broker-dealer purchased the securities in our June 2011 financing in the ordinary course of business and does not have any agreement or understandings, directly or indirectly, to distribute the shares offered by this prospectus.

The following table sets forth the name of each selling shareholder, the number of shares of our common stock and the percentage (if one percent or more) of our common stock owned by such selling shareholder prior to this offering, the number of shares that may be offered under this prospectus by such selling shareholder, and the number of shares of our common stock and the percentage (if one percent or more) of our common stock to be owned by such selling shareholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column "Maximum Shares Offered Hereby" represents all of the shares that a selling shareholder may offer under this prospectus. Except as otherwise disclosed in this prospectus (or as disclosed in any document incorporated by reference) including information incorporated, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us other than as a result of the ownership of our securities.  We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

Ownership reflected in the table below for each selling shareholder is based upon information provided to us by the selling shareholder and reflects holdings as of June 30, 2011. The selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date as of which they provided this information. The percentages of common stock owned before and after the offering are based on 11,332,833 shares of our common stock outstanding as of June 30, 2011. In computing the number of shares owned by and the percentage ownership of a selling shareholder, shares of common stock that could be issued upon the exercise of outstanding options, warrants or other rights held by that selling shareholder that are currently exercisable or exercisable within 60 days of June 30, 2011 are considered outstanding.

	Total Shares Beneficially Owned Before Offering			Maximum Shares Offered Hereby		Total Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number		%	Number		Number	%
Mill Road Capital, L.P.	1,712,333	(1)	14.7	1,233,000	(1)	479,000	4.1

(1)
Consists of (i) 479,000 shares of our common stock and (ii) 933,333 shares of our common stock and 300,000 shares of our common stock issuable upon the exercise of the warrant acquired by Mill Road in our June 2011 financing.  Based on information provided by the selling shareholder to us, Mill Road Capital GP LLC, a Delaware limited liability company (the “GP”), is the sole general partner of Mill Road Capital, L.P. Thomas E. Lynch and Scott P. Scharfman and Justin C. Jacobs are the are the management committee directors of the GP and, and as such, have the shared power to direct the vote and disposition of these securities. Each of Messrs. Lynch, Scharfman and Jacobs disclaims ownership of all shares held by Mill Road Capital, L.P. The address of Mill Road Capital, L.P. is 382 Greenwich Avenue, Suite One, Greenwich, CT  06830.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or over-the-counter distribution in accordance with the rules of the applicable exchange or other market;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 of the Securities Act.

LEGAL MATTERS

Selected legal matters with respect to this offering and the validity of the common stock offered by this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for our fiscal year ended January 31, 2011 have been audited by Ernst & Young  LLP and PKF, P.C., both independent registered public accounting firms, to the extent and for the periods set forth in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC.  This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement.  We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC.  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.  The SEC's Internet site can be found at http://www.sec.gov.  In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC.  Our Internet site can be found at http://www.nts.com.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus.  By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our annual report on Form 10-K/A for the fiscal year ended January 31, 2011, filed with the SEC on May 31, 2011;

•	Our quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2011, filed with the SEC on June 13, 2011;

•	Our current report on Form 8-K filed with the SEC on each of April 13, 2011 and June 28, 2011; and

•	The description of our common stock contained in our registration statement on Form 8-A/A (Amendment No. 1) filed with the SEC on June 19, 2003.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov/, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing or telephoning us at National Technical Systems, Inc., 24007 Ventura Boulevard, Suite 200, Calabasas, California, 91302, Attention: Chief Financial Officer, (818) 591-0776.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth our costs and expenses in connection with the registration for resale of our common stock.  All of the amounts shown are estimates except the Commission Registration Fee.

AMOUNT
Commission Registration Fee	$957
Printing and Related Fees	$5,000
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$40,000
Miscellaneous Expenses	$5,000
Total	$100,957

Item 15.  Indemnification of Directors and Officers.

Article VI of the registrant's articles of incorporation and Article VI of its bylaws provide for indemnification of the registrant's directors, officers, employees and other agents to the extent permitted by the California General Corporation Law.

Additionally, certain of the executive officers and the directors of the registrant are parties to indemnification agreements with the registrant under which the registrant has agreed:

•
to indemnify them against certain liabilities that may arise by reason of their status as officers or directors, provided they acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal action, had no cause to believe their conduct was unlawful;

•
to advance the expenses actually and reasonably incurred as a result of any proceeding against such officers and directors by third parties or by or in our right, where the indemnitee acted in good faith in a manner the indemnitee believed to be in our best interests (subject to repayment if it is determined that the indemnitee is not entitled to indemnification); and

•	to make a good faith attempt to obtain directors' and officers' insurance.

Item 16.  Exhibits.

See Index of Exhibits immediately following the signature page of this registration statement.

Item 17.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subsections (i), (ii) and (iii) next above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on July 8, 2011.

NATIONAL TECHNICAL SYSTEMS, INC., a California corporation

By:	/s/ William McGinnis
William McGinnis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William McGinnis and Raffy Lorentzian, jointly and severally, the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of National Technical Systems, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any other registration statement for the same offering, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agent, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William McGinnis	Chief Executive Officer and President (Principal
William McGinnis	Executive Officer), and Director	July 8, 2011

/s/ Raffy Lorentzian	Senior Vice President and Chief Financial Officer
Raffy Lorentzian	(Principal Financial Officer and Principal Accounting Officer)	July 8, 2011

/s/ Donald J. Tringali
Donald J. Tringali	Chairman of the Board (Director)	July 8, 2011

/s/ Aaron Cohen	Vice Chairman of the Board (Director) and Senior
Aaron Cohen	Vice President, Corporate Development	July 8, 2011

Robert I. Lin	Director

/s/ Norman S. Wolfe
Norman S. Wolfe	Director	July 8, 2011

/s/ John Gibbons
John Gibbons	Director	July 8, 2011

Dan Yates	Director

/s/ Dr. John Foster
Dr. John Foster	Director	July 8, 2011

INDEX OF EXHIBITS

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description	Incorporated by Reference
3.1	Articles of Incorporation	Exhibit 3.1 of the registrant's annual report on Form 10-K filed with the SEC on May 2, 2011.

3.2	Bylaws	Exhibit 3.2 of the registrant's annual report on Form 10-K/A filed with the SEC on May 31, 2011.

3.3	Certificate of Determination of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock	Exhibit 3.1 of the registrant's current report on Form 8-K filed with the SEC on June 28, 2011.

4.1	Specimen Common Stock Certificate	Exhibit 4.1 of the registrant's registration statement on Form 8-A/A filed with the SEC on June 19, 2003.

4.2	Warrant to Purchase Common Stock dated June 27, 2011.	Exhibit 4.2 of the registrant's current report on Form 8-K filed with the SEC on June 28, 2011.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith.

10.1	Securities Purchase Agreement dated June 27, 2011.	Exhibit 10.1 of the registrant's current report on Form 8-K filed with the SEC on June 28, 2011.

10.2	Registration Rights Agreement dated June 27, 2011.	Exhibit 10.2 of the registrant's current report on Form 8-K filed with the SEC on June 28, 2011.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed herewith.

23.2	Consent of PKF, P.C., Independent Registered Public Accounting Firm	Filed herewith.

23.3	Consent of Sheppard, Mullin, Richter & Hampton LLP	Exhibit 5.1.

24.1	Powers of Attorney	Signature Page.